UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2011

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (919) 859-1302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2011, BioCryst Pharmaceuticals, Inc. (the “Company”) entered into a Fifth Amendment Agreement with Albert Einstein College of Medicine of Yeshiva University (“AECOM”) and Industrial Research, Ltd. (“IRL” and together with AECOM, the “Licensors”). The amendment further amended the License Agreement dated June 27, 2000, by and among the Company and the Licensors as amended by a First Amendment Agreement effective July 26, 2002, a Second Amendment Agreement effective April 15, 2005, a Third Amendment Agreement effective December 11, 2009 and a Fourth Amendment effective May 5, 2010 (collectively, the “License Agreement”), through which the Company obtained worldwide exclusive rights to develop and ultimately distribute any drug candidates that might arise from research on a series of purine nucleoside phosphorylase (“PNP”) inhibitors, including forodesine and BCX-4208. Under the terms of the Fifth Amendment Agreement, the Licensors agreed to accept a reduction of one-half in the percentage of Net Proceeds (as defined in the License Agreement) received by the Company under its amended and restated license agreement dated November 11, 2011 with Mundipharma International Corporation Limited, a subsidiary of Mundipharma International Holdings Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

By:	/s/ Alane Barnes
Name:	Alane Barnes
Title:	General Counsel, Corporate Secretary

Dated: November 18, 2011